Exhibit 5.1

July 20, 2012

Forest Oil Corporation

707 Seventeenth Street, Suite 3600

Denver, Colorado 80202

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of Forest Oil Corporation, a New York corporation (the “Company”), proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, you have requested our opinions set forth below. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

You have provided us with a copy of the Registration Statement, which relates to an indeterminate amount of (i) shares of common stock, $0.10 par value per share, of the Company (the “Common Shares”), (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Shares”), (iii) debt securities of the Company (the “Debt Securities”), (iv) depositary shares representing Preferred Shares (“Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”), (v) warrants to purchase one or more classes of securities registered under the Registration Statement (the “Warrants”), (vi) guarantees of Debt Securities (the “Guarantees”) by certain of the Company’s subsidiaries (the “Subsidiary Guarantors”), and (vii) units comprised of two or more Common Shares, Preferred Shares, Debt Securities, Depositary Shares, Warrants and other securities in any combination (the “Units” and, together with the Common Shares, the Preferred Shares, the Debt Securities, the Depositary Shares, the Warrants and the Guarantees, the “Registered Securities”), in each case which may be offered from time to time, as set forth in the final prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”).

As described in the Prospectus, (i) the Debt Securities would be issued in one or more series pursuant to one or more indentures to be entered into (each, an “Indenture”) between the Company and the trustees party thereto (each, a “Trustee”), substantially in the form of the indentures filed as Exhibit 4.17 or Exhibit 4.18 to the Registration Statement (the “Form Indentures”); (ii) the Depositary Shares would be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”);

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(iii) the Warrants would be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”); and (iv) the Units would be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent party thereto (each, a “Unit Agent”). Each Indenture, Depositary Agreement, Warrant Agreement and Unit Agreement and each underwriting agreement and other agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with offerings of Debt Securities, Depositary Shares, Warrants, Common Shares, Preferred Shares, Guarantees or Units are referred to herein as “Related Documents.”

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Restated Certificate of Incorporation, as amended, and Bylaws of the Company (collectively, the “Constituent Documents”).

For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion letter is provided, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.

We have assumed in connection with the opinions expressed below that: (i) the Company is a corporation duly formed and existing under and by virtue of the laws of the State of New York and in good standing under the laws of the State of New York; (ii) the Company has the requisite organizational and legal power and authority to issue and offer the Registered Securities and to enter into and perform its obligations under the Related Documents; (iii) the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery of the Related Documents by the Company, will be duly authorized and approved by the Company (such approvals referred to herein as the “Corporate Proceedings”); (iv) the Corporate Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents (A) will be in accordance with all applicable laws and the Constituent Documents,

July 20, 2012

and (B) will not conflict with any contractual or other restrictions that are binding on the Company; (v) each Trustee, Depositary, Warrant Agent, and Unit Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will have the requisite organizational and legal power and authority to enter into and perform its obligations under the Related Documents to which it will be a party; (vi) when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Company; and (vii) except in the case of the Form Indentures, each Related Document will be properly filed by an amendment to the Registration Statement or by the filing of a Form 8-K by the Company under the Exchange Act, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

We express no opinion herein as to matters involving the laws of any jurisdiction other than the present laws of the United States of America, the present laws of the State of New York (excluding local laws) and the present judicial interpretations thereof. We advise you that the issues addressed by this opinion letter may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws that may actually govern.

Our opinions expressed below are subject to the applicability of, compliance with, and effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

1.               The Common Shares will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such Common Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) such Common Shares shall have been (A) duly executed by the Company and authenticated as provided by the Corporate Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and the Corporate Proceedings.

July 20, 2012

2.               The Preferred Shares will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such Preferred Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) such Preferred Shares shall have been (A) duly executed by the Company and authenticated as provided by the Corporate Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and the Corporate Proceedings.

3.               Each series of Debt Securities will be valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) all Corporate Proceedings relating to such series of Debt Securities and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Indenture (and any related supplemental indenture) shall have been duly executed and delivered by the Company and the applicable Trustee, (iv) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the applicable Indenture and the Corporate Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Indenture and the Corporate Proceedings.

4.               Each series of Depositary Shares will be validly issued, and the related Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such series of Depositary Shares and the underlying Preferred Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Depositary Agreement shall have been duly executed and delivered by the Company and the applicable Depositary, (iv) the underlying Preferred Shares shall have been validly issued and are fully paid and non-assessable and shall have been duly deposited with such Depositary under such Depositary Agreement, and (v) the applicable Depositary Receipts shall have been duly executed by such Depositary as provided in the such Depositary Agreement and the applicable Corporate Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Depositary Agreement and the Corporate Proceedings.

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5.               Each series of Warrants will constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such series of Warrants and the Registered Securities which are issuable upon exercise thereof and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the applicable Warrant Agent, and (iv) such Warrants shall have been duly executed by the Company and authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable Corporate Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Warrant Agreement and the Corporate Proceedings.

6.               The Guarantees covered by the Registration Statement will constitute legally valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their respective terms when the Debt Securities have been duly authorized, executed, issued, authenticated and delivered by or on behalf of the Company and paid for, in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the term of the Indenture.

7.               The Units will constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such Units and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Unit Agreement shall have been duly executed and delivered by the Company and the applicable Unit Agent, (iv) the Units shall have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable purchase, underwriting or other agreement against payment therefor, and (v) the Company has received the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Unit Agreement and the Corporate Proceedings.

This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond those expressly stated herein. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion letter is provided to you on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Opinions” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules of the Commission.

Very truly yours,